UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2025

Terns Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39926	98-1448275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 East Hillsdale Blvd. Suite 100
Foster City, California		94404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 525-5535

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TERN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2025, Carl Gordon notified Terns Pharmaceuticals, Inc. (the “Company”) of his resignation from the Company’s Board of Directors (the “Board”), effective as of February 20, 2025. The decision by Dr. Gordon to resign from the Board was not due to a disagreement on any matter related to the Company’s operations, policies or practices.

On February 20, 2025, the Board appointed and elected Robert Azelby as a member of the Board, effective as of February 20, 2025. Mr. Azelby was appointed as a Class I director to serve in accordance with the Company’s amended and restated bylaws until the 2025 annual meeting of stockholders and thereafter until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Azelby was also appointed to serve as a member of the Compensation Committee of the Board.

There is no arrangement or understanding between Mr. Azelby and any other person pursuant to which he was appointed as a director of the Company, and there are no family relationships between Mr. Azelby and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Azelby has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Azelby is eligible to receive cash compensation and equity awards pursuant to the Company’s compensation program for non-employee directors and was automatically granted an option to purchase 90,000 shares of common stock upon his election to the Board. The option will vest as to 1/3rd of the total shares subject thereto on the first anniversary of the date of grant and as to 1/36th of the total shares subject thereto on each monthly anniversary of the date of grant over the next 24 months thereafter, subject to continued service through each applicable vesting date. In connection with his election, Mr. Azelby and the Company will also enter into the Company’s standard form of indemnification agreement, a copy of which is included as Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2024.

Item 7.01 Regulation FD Disclosure.

On February 20, 2025, the Company issued a press release announcing the appointment of Mr. Azelby to the Board and the resignation of Dr. Gordon. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Terns Pharmaceuticals, Inc. on February 20, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERNS PHARMACEUTICALS, INC.

Date:	February 20, 2025	By:	/s/ Amy Burroughs
Amy Burroughs Chief Executive Officer